2000 Proxy Statement of DTE Energy Company
Item 1. To Elect Directors
Nominees For Election at this Meeting for Terms Expiring in 2003
Security Ownership of Certain Beneficial Owners
Security Ownership of Management and Board of Directors
Report of the Organization and Compensation Committee
Summary Compensation Table
Long-Term Incentive Plan -- Awards in the Last Fiscal Year
Long-Term Incentive Plan - Option Grants in Last Fiscal Year
Pension Plans Table
Item 2. Ratification Of Appointment Of Independent Auditors
Item 3. Other Information
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ] Definitive proxy statement.

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[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

DTE ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[DTE ENERGY LOGO]

2000 2nd Avenue
Detroit, Michigan 48226-1279
2000 Notice of Annual Meeting of Shareholders and Proxy Statement

Day:	Friday, April 14, 2000

Time:	10:00 a.m. Detroit time

Place:	DTE Energy Building
(Detroit Edison Plaza; see map on the last page) 660 Plaza Drive Detroit, Michigan 48226

We invite you to attend the annual meeting of DTE Energy Company (“DTE” or “Company”) to:

1. Elect four directors.

2.	Ratify the appointment of Deloitte & Touche LLP by the Board of Directors as the independent auditors of DTE for the year 2000.

3.	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The Record Date for this annual meeting is February 16, 2000. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read this 2000 Proxy Statement.

This Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be mailed to DTE common stock shareholders on or about March 13, 2000.

It is important that your stock be represented at the meeting. Shareholders may vote their shares (1) by telephone, (2) via the internet or (3) by completing and mailing the enclosed proxy card in the return envelope. Specific instructions for voting by telephone or via the internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace an earlier vote.

By Order of the Board of Directors

/s/ SUSAN M. BEALE	/s/ ANTHONY F. EARLEY, JR.
Susan M. Beale Vice President and Corporate Secretary	Anthony F. Earley, Jr. Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer

March 10, 2000

2000 Proxy Statement of DTE Energy Company

Questions and Answers

Q:  What is a Proxy?

A:	A Proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. This proxy is being solicited by DTE’s Board of Directors.

Q:  What is a Proxy Statement?

A:	A Proxy Statement is this document, required by the Securities and Exchange Commission (the “SEC”), that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:  What is the purpose of this annual meeting?

A:	At the 2000 DTE annual meeting, common stock shareholders are asked to:

•	Elect four directors. The nominees are William C. Brooks, John E. Lobbia, Eugene A. Miller and Charles W. Pryor, Jr. (See pages 4 & 5)

•	Ratify the appointment of Deloitte & Touche LLP as DTE’s independent auditors. (See page 21)

•	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

Q:  Who is entitled to vote?

A:	Only holders of DTE’s common stock at the close of business on February 16, 2000 (the Record Date), are entitled to vote at the annual meeting. Each share of common stock has one vote. Information on cumulative voting in the election of directors is shown on page 3.

Q:  How do I vote?

A:	Sign and date each proxy card that you receive and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each card. If you do not specify how to vote on Items 1 or 2 on your proxy card, the shares represented by your proxy will be voted FOR Items 1 and 2. Your shares will also be voted on any other business that comes before the meeting. (See pages 4 and 21)

Q:  Can I vote by telephone or by the internet?

A:	Yes. If you hold your shares in your own name, you may vote by telephone or through the internet by following the instructions attached to your proxy card.

If your shares are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or other nominee to find out whether you will be able to vote by telephone or the internet.

Q:  Can I change my vote after I have voted?

A:	Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the tabulator, Corporate

Election Services, P.O. Box 535600, Pittsburgh, PA 15253. The last vote received prior to the meeting will be the one counted. You may also change your vote by voting in person at the annual meeting.

Q:  Is my vote confidential?

A:	Yes, your vote is confidential. The tabulator and inspectors of election are not employees of the Company nor are they affiliated with the Company in any way.

The Company may be advised whether you have voted. Also, shareholders’ votes will be disclosed to the Company if a contested proxy solicitation occurs or if a disclosure is required by law.

Q:  What shares are included on my proxy card?

A:	The shares on your proxy card represent shares for which you have a certificate and also any shares you may have in the Company’s Dividend Reinvestment and Stock Purchase Plan (“DRIP”). Shares owned by employees and retirees of DTE and its affiliates in the Detroit Edison Savings & Investment Plans (“SIP”) are voted on a separate voting instruction form sent by the SIP trustee.

Q:  What does it mean if I get more than one proxy card?

A:	It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or on the internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do this, contact Shareholder Services at 1-800-551-5009.

Q:  What makes up a quorum?

A:	There were 145,036,824 shares of DTE’s common stock outstanding on the Record Date. A majority of the outstanding shares present or represented by proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

Q:  How does the voting work?

A:	• The election of each director requires approval from a plurality of the shares voted. Withholds are considered “no” votes.

•	You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. If you vote by telephone or the internet, follow the instructions attached to the proxy card.

•	Without prior notice to DTE, you may also cumulate votes for directors by multiplying the number of your shares by the number of directors to be elected and by casting all such votes either (a) for one candidate or (b) by distributing them among two or more candidates. You cannot vote for more than four directors.

•	Ratification of the appointment of auditors requires approval from a majority of the votes cast (excluding abstentions and broker non-votes).

Q:  Who may attend the annual meeting?

A:	Any shareholder as of the Record Date may attend. Seating and parking are limited and admission is on a first come basis.

Item 1. To Elect Directors

The Board of Directors is divided into three classes by the Amended and Restated Articles of Incorporation, as amended, of DTE. One class of directors is elected each year for a three-year term. The terms of directors in one class expire in 2000. The four directors in this class who have not reached the mandatory retirement age have been nominated for election for terms expiring in 2003. All of the nominees have consented to serve if elected. All are present members of the Board of Directors. Pursuant to the provisions of the Company’s Bylaws, the Board of Directors has by resolution set the number of directors comprising the full board at 11.

In connection with our proposed merger with the MCN Energy Group, when the merger is completed, DTE Energy will take such appropriate action to appoint to the DTE Energy board of directors MCN Energy Chairman Alfred R. Glancy III and two additional persons, selected by MCN Energy after consultation with DTE Energy, from among MCN Energy’s directors as of the date of the merger agreement.

Proxies cannot be voted for more than four persons. The persons named on the enclosed proxy card will vote for the nominees named in this Proxy Statement, unless otherwise instructed by a shareholder. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

Information about each nominee for election at this meeting and each director continuing in office is given below. The Company’s directors also serve as directors of The Detroit Edison Company (“Detroit Edison”), the Company’s principal operating subsidiary. The dates shown for service as a director include service as a director of Detroit Edison.

Nominees For Election at this Meeting for Terms Expiring in 2003

[BROOKS PHOTO]	William C. Brooks, age 66 Director since 1997
• Chairman, The Brooks Group International, Ltd. (a holding company involved in human resources and economic development), Detroit, Michigan (1998)
• Formerly Vice Chairman, Luftig and Warren (1998); Chairman, Entech HR Consulting Services and retired Vice President of Corporate Affairs, General Motors Corporation (1997)
• Director of DTE; Detroit Edison; Louisiana-Pacific Corporation; United American Health Care Corporation; Complete Business Solutions, Inc. and Sigma Associates, Inc. and director or trustee of many professional and community organizations
• Long Island University (B.A.), University of Oklahoma (M.B.A.) and Harvard Business School (Advanced Management Program)
• Committees: Corporate Governance and Public Responsibility

[LOBBIA PHOTO]	John E. Lobbia, age 58 Director since 1988
• Retired Chairman of the Board and Chief Executive Officer, DTE Energy and Detroit Edison (1998)
• Director of DTE, Detroit Edison and Rouge Industries and director or trustee of many community and professional organizations
• University of Detroit (B.A. in electrical engineering)
• Committees: Finance and Nuclear Review (Chair)
[MILLER PHOTO]	Eugene A. Miller, age 62 Director since 1989
• Chairman, President and Chief Executive Officer, Comerica Incorporated and Comerica Bank, Detroit, Michigan
• Director of DTE, Detroit Edison, Comerica Incorporated, Comerica Bank and Amerisure Companies and director or trustee of many community and professional organizations
• Detroit Institute of Technology (B.B.A.)
• Committees: Corporate Governance (Chair), Executive, Finance and Organization and Compensation
[PRYOR PHOTO]	Charles W. Pryor, Jr., age 55 Director since 1999
• President and Chief Executive Officer, Westinghouse Electric Company, a wholly owned company of British Nuclear Fuels, plc (1997)
• Formerly owner of C.W. Pryor & Co., a management consulting services firm (1996) and President and Chief Executive Officer, B&W Nuclear Technologies owned by Framatome, S.A. of France (1991-1995)
• Director of DTE Energy and Detroit Edison and director or trustee of many community and professional organizations
• Virginia Tech (B.S. in civil engineering, M.S. and
Ph.D. in structural engineering; Northeastern University,
Executive M.B.A.)
• Committee: Nuclear Review

Directors Whose Present Terms Continue Until 2002

[BAUDER PHOTO]	Lillian Bauder, age 60 Director since 1986
• Vice President for Corporate Affairs, MASCO Corporation, Taylor, Michigan, and President, MASCO Charitable Trust (1996)
• Formerly President and Chief Executive Officer, Cranbrook Educational Community, Bloomfield Hills, Michigan
• Director of DTE, Detroit Edison and Comerica Bank and director or trustee of many community organizations
• Rutgers University (B.A. from Douglass College) and University of Michigan (M.A. and Ph.D.)
• Committees: Audit, Executive, Nuclear Review and Public Responsibility (Chair)
[BING PHOTO]	David Bing, age 56 Director since 1985
• Chairman of The Bing Group, Detroit, Michigan. The Bing Group consists of Bing Steel, L.L.C.; Superb Manufacturing, Inc.; Detroit Automotive Interiors, L.L.C. and Bing Blanking, L.L.C.
• Director of DTE, Detroit Edison, Lear Corporation, Standard Federal Bank and Steelcase Inc.
• Played professional basketball for 12 years; advisor to many youth groups and director of many civic groups
• Syracuse University (B.A.)
• Committees: Audit, Organization and Compensation and Special Committee on Compensation (Chair)
[GARBERDING PHOTO]	Larry G. Garberding, age 61 Director since 1990
• Executive Vice President and Chief Financial Officer, DTE and Detroit Edison
• Director of DTE, Detroit Edison and Plug Power, Inc. and director or trustee of many community and professional organizations
• Iowa State University (B.S. in industrial administration)
• Committees: Executive and Finance

Directors Whose Present Terms Continue Until 2001

[ADDERLY PHOTO]	Terence E. Adderley, age 66 Director since 1987
• Chairman, President and Chief Executive Officer, Kelly Services, Inc., Troy, Michigan
• Director of DTE, Detroit Edison and Kelly Services, Inc. and director or trustee of many community and professional organizations
• University of Michigan (B.B.A. and M.B.A.)
• Committees: Executive, Finance and Organization and Compensation (Chair)
[EARLEY PHOTO]	Anthony F. Earley, Jr., age 50 Director since 1994
• Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer (1998), DTE and Detroit Edison
• Formerly President and Chief Operating Officer, DTE and Detroit Edison and President and Chief Operating Officer, Long Island Lighting Company, New York
• Director of DTE, Detroit Edison, Comerica Bank, Mutual of America Capital Management Corporation and Plug Power, Inc. and director or trustee of many community and professional organizations
• University of Notre Dame (B.S. in physics, M.S. in engineering and J.D.)
• Committee: Executive (Chair)
[GILMOUR PHOTO]	Allan D. Gilmour, age 65 Director since 1995
• Retired Vice Chairman of the Board, Ford Motor Company
• Director of DTE; Detroit Edison; The Dow Chemical Company; MediaOne Group, Inc.; The Prudential Insurance Company of America and Whirlpool Corporation and Chairman of the Henry Ford Health System
• Harvard University (B.A. in economics) and University of Michigan (M.B.A.)
• Committees: Corporate Governance, Executive, Finance (Chair), Organization and Compensation, Public Responsibility and Special Committee on Compensation
[LEIPPRANDT PHOTO]	Theodore S. Leipprandt, age 66 Director since 1990
• Retired President and Chief Executive Officer and Marketing Specialist, Cooperative Elevator Company, Pigeon, Michigan
• Director of DTE and Detroit Edison, past president of Michigan Agri-Business Association and Michigan 4-H Foundation Board of Trustees and director or trustee of many church, community and professional organizations
• Michigan State University (B.S. in animal science)
• Committees: Audit and Nuclear Review

Director Not Standing for Re-election

Directors and management express their deep appreciation to Mr. Dean E. Richardson for his years of dedicated service to the Company.

Mr. Richardson has reached mandatory retirement age and cannot stand for re-election. Mr. Richardson, retired Chairman of the Board of Manufacturers National Corporation, has served as a director for 23 years. During that time, he has chaired a number of committees and has provided invaluable advice and counsel.

[RICHARDSON PHOTO]

Dean E. Richardson

Board and Board Committees

•	All directors are on the Boards of both DTE and Detroit Edison. The Boards met 10 times in 1999. Most of the directors attended 100 percent of the Board and committee meetings and, with the exception of Mr. Bing who attended 74 percent of the meetings, all directors attended at least 91 percent of the meetings.

•	The DTE and Detroit Edison Boards both have standing committees for Audit, Executive, Finance, Organization and Compensation and Public Responsibility. DTE has a Corporate Governance Committee and a Special Committee on Compensation. Detroit Edison has a Nuclear Review Committee.

•	With the exception of the Executive Committee, which has the authority to act on most matters when the Board is not in session, and the Special Committee on Compensation, which has authority to act on certain compensation matters, the committees act in an advisory capacity to the full board of directors.

Audit Committee (4 meetings in 1999)

•	Reviews scope of the annual audit and the annual audit report of the independent auditors.
•	Recommends the firm of independent auditors to do such audits.
•	Considers non-audit functions proposed to be done by the independent auditors.
•	Reviews the functions performed by the internal audit staff.
•	Determines whether the recommendations of auditors are satisfactorily implemented.
•	Recommends special studies or actions.

Executive Committee (0 meeting in 1999)

•	Has authority to act on most matters when the board of directors is not in session.

Finance Committee (7 meetings in 1999)

•	Reviews matters related to the capital structure.

•  Recommends dividend policy.

•	Reviews financial planning policies and goals.

Corporate Governance Committee (3 meetings in 1999)

•	Reviews and assists the full Board with corporate governance matters.
•	Considers the organizational structure of the board of directors.
•	Assists the full Board in the selection of the nominees for the board of directors.
•	Reviews nominations from shareholders. The Bylaws of the Company require that recommendations for nominations be in writing and addressed to the Corporate Secretary of the Company at its principal business address. Recommendations should include (a) the qualifications of the proposed nominee to serve on the board of directors, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee and (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation.

Nuclear Review Committee (8 meetings in 1999)

•	Provides non-management oversight and review of the Fermi 2 nuclear power plant.

Organization and Compensation Committee (6 meetings in 1999)

•	Comprised entirely of outside directors. Reviews recommendations and approves, subject to board of director approval, the compensation for vice presidents and higher.
•	Assists in the selection of officers to assure that there are successors for each office.

Public Responsibility Committee (4 meetings in 1999)

•	Monitors the Company’s performance as a responsible corporate citizen including its performance with respect to people.

Special Committee on Compensation (3 meetings in 1999)

•	Comprised entirely of outside directors. Administers the Long-Term Incentive Plan (the “LTIP”) in accordance with certain Internal Revenue Code requirements.

Annual Board Compensation

•	Cash Compensation

•	Cash retainer of $35,000.
•	Committee chair retainer of $4,000 per committee except $8,000 for chairing the Nuclear Review Committee.
•	No committee member retainer except $4,000 for service on the Nuclear Review Committee.
•	No meeting fees.

•	Equity Compensation

•	900 shares of phantom common stock with all imputed dividends reinvested.

•	Directors’ Retirement Plan

•	The directors’ retirement plan has been eliminated. Benefits were frozen as of December 31, 1998, and all non-employee directors were deemed vested on that date. No further benefits will be accrued.

•	Director Deferred Compensation Plan

•	DTE maintains an unfunded deferred compensation plan which permits non-employee directors to defer receipt of any part of their annual retainer and meeting fees.
•	Directors have two investment options. Deferred fees may accrue in an unfunded account for future payment with interest accrued monthly at the 5-year U.S. Treasury Bond rate. They may also be invested in phantom shares of DTE common stock with all imputed dividends reinvested.

Employee directors receive no payment for service as directors. Non-employee directors do not receive additional compensation for service on the Detroit Edison board, other than as described above for service on the Nuclear Review Committee. Directors are reimbursed for out-of-pocket expenses incurred to attend meetings.

Security Ownership of Certain Beneficial Owners

			Percent
		Amount and Nature of	of
Title of Class	Name of Beneficial Owners	Beneficial Ownership*	Class

Common Stock	Capital Research and Management Company	8,319,400	5.7
	333 South Hope Street
	Los Angeles CA 90071

*	Capital Research and Management Company has reported on Schedule 13G that, at December 31, 1999, it is the beneficial owner of, with investment power over, 8,319,400 shares of the Company’s common stock as a result of acting as an investment advisor to various investment companies. The report indicated that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control.

Security Ownership of Management and Board of Directors

		Amount and Nature of
		Beneficial Ownership
		as of February 1,
Title of Class	Name of Beneficial Owners	2000 (1)

Common	Terence E. Adderley	5,592	(2)

Common	Gerard M. Anderson	26,330	(3)

Common	Lillian Bauder	4,714	(2)

Common	David Bing	3,808	(2)

Common	William C. Brooks	5,008	(2)

Common	Robert J. Buckler	27,814	(3)

Common	Anthony F. Earley, Jr	66,436	(3)

Common	Larry G. Garberding	30,567	(3)

Common	Allan D. Gilmour	4,265	(2)

Common	Douglas R. Gipson	14,802	(3)

Common	Theodore S. Leipprandt	4,404	(2)

Common	John E. Lobbia	34,456	(2)(3)

Common	Eugene A. Miller	5,567	(2)

Common	Charles W. Pryor, Jr	1,200	(2)

Common	Directors and officers as a group (24 persons)	336,750	(2)(3)

(1)	Directors and officers owned not more than 1 percent individually and in the aggregate of the outstanding common stock of the Company or its affiliates. Voting power and investment power in many instances are shared with a joint tenant, generally a spouse.

(2)	Includes 1,800 shares of phantom common stock, and in the case of Messrs. Lobbia and Pryor 900 shares, awarded to directors pursuant to the Deferred Stock Compensation Plan for Non-Employee Directors. Also includes phantom shares of common stock held by directors who participate in the Plan for Deferring the Payment of Directors’ Fees and who selected the common stock investment option. Also includes phantom shares deemed purchased with imputed dividends.

(3)	Includes restricted shares, unvested as of February 1, 2000, of DTE common stock awarded under DTE’s Long Term Incentive Plan to Messrs. Earley, Anderson, Buckler, Garberding and Gipson of 34,000; 21,000; 18,500; 14,500 and 9,000 shares, respectively. Also includes 7,650 restricted shares awarded to Mr. Lobbia while he was Chairman of the Board and Chief Executive Officer of DTE Energy and Detroit Edison. For the group of 24 persons, includes a total of 182,770 restricted shares. Also includes equivalent shares held in the Savings and Investment Plan (“SIP”) and equivalent phantom shares deemed to be held in the Savings Reparation Plan (“SRP”) as of February 1, 2000. Also for Mr. Earley, includes the unvested portion of 30,000 shares of restricted stock subject to vesting at time intervals, awarded upon his election to the position of Chairman, of which 20,000 shares have vested as of February 1, 2000. All restricted stock will vest in the event of a change in control of the Company.

Report of the Organization and Compensation Committee

The Organization and Compensation Committee (“Committee”) of the Board of Directors is made up of five outside directors. The Committee reviews recommendations and approves, subject to Board agreement, the compensation of those executives who are at the level of vice president and higher, including the individuals whose compensation is detailed in this Proxy Statement. The Committee retained an independent consultant to review the executive compensation program. During the latter part of 1999, the Committee began an overall review of all aspects of executive compensation. The following discussion relates to the philosophy and practices in effect at the time the 1999 compensation was approved.

Q:  What is our executive compensation policy?

A: •	Corporate Goals: DTE’s executive compensation program, which has been adopted by Detroit Edison, rewards executives for achieving corporate goals and superior results. Executives are compensated for (1) enhancing shareholder and customer value, (2) supporting performance-oriented behavior at all levels of the Company and (3) achieving those results in a manner consistent with the Company’s values. This policy (a) motivates key executives to achieve corporate goals, (b) links executive and shareholder interests, (c) attracts and assists in the retention of key executives and (d) provides a compensation package that recognizes individual contributions to corporate performance, including the results of affiliates.

•	Total Compensation: To determine total compensation for executive officers, an evaluation is made of (1) the responsibilities of the position held, (2) the experience and performance of the individual, (3) the competition for executive talent and retention issues and (4) comparisons to comparable positions at other energy companies in the Comparative Market.

In 1997, 1998 and 1999, the key elements of our program were base salary, the Shareholder Value Improvement Plan (the “SVIP”), the Executive Incentive Plan (the “EIP”) and the Long-Term Incentive Plan (the “LTIP”), including restricted stock grants and nonqualified stock options. The Special Committee on Compensation administers the LTIP and compensation matters arising under Section 162(m) of the Internal Revenue Code (“IRC”). It is composed entirely of outside directors. Awards made by the Special Committee on Compensation are considered by this Committee in determining overall compensation policy. Policies concerning each of these elements, including the basis for the compensation awarded to Mr. Earley, are discussed below. In 1998, Mr. Earley also was granted restricted stock as discussed in Footnote 5 to the Summary Compensation Table.

Q:  What comparison groups do we use?

A:	The compensation program has been reviewed annually and DTE’s executive compensation, business performance and total shareholder return were compared to several groups of electric utilities and electric utility holding companies as follows:

•	For shareholder return: The appropriate comparison group is the Dow Jones Electric Utility Industry Group (“DJEUIG”) since shareholder return information is available for each of these companies.

•	For total compensation: The comparison group is a group of utilities (including utility holding companies) selected on the basis of revenues generated, availability of compensation information, financial performance and geographic area (the “Comparative Market”). The companies in this group may change from year to year. Total compensation is competitive with the Comparative Market, taking into account DTE’s relative performance.

Q:  How do we determine base salary?

A:	Annual increases, if any, in each officer’s base salary are determined by (1) considering the market position of the salary, (2) using subjective judgment in evaluating the performance of DTE, (3) evaluating the performance of each executive officer and (4) the amount of time elapsed since the last base salary increase. The Chairman’s evaluation of each officer at the level of vice president and higher is considered. The evaluation is based in part on whether the officer attained individual objectives established for the year. Based on the factors discussed above, Mr. Earley’s 1999 base salary increased; however, his base salary is below the median of the Comparative Market. The 1999 base salary of Mr. Garberding is above the median of the Comparative Market and the base salaries of Messrs. Anderson, Buckler and Gipson are below the median.

Q:  Is any of the executives’ compensation at risk?

A:	Yes, the Company has both annual and long-term incentive plans that put a significant amount of the executives’ compensation at risk.

Q:  How do we determine annual incentives?

A: •	Shareholder Value Improvement Plan for cash awards: All Detroit Edison employees, including executive officers, are eligible for the SVIP. Measures are established for all participants and each measure is weighted. For 1999, five categories, weighted as follows, were established for executives — financial (40 percent), safety (10 percent), customer satisfaction (15 percent), leadership initiative (25 percent) and Year 2000 compliance (10 percent).

•	Executive Incentive Plan for cash awards: In 1999, the EIP had five annual measures weighted as follows — Fermi plant performance (20 percent), electric industry restructuring (20 percent), price/earnings multiple (20 percent), employee satisfaction (20 percent) and new business growth earnings (20 percent). However, if no awards are paid under the SVIP, then no awards are paid under EIP.

•	For 1999, the Committee recommended special awards to certain officers in recognition of the achievement of the strategic goal of acquiring natural gas capability with the agreement to acquire the MCN Energy Group.

For both SVIP and EIP, award amounts are paid to executive officers from a fund established by multiplying (1) the base pay of the eligible executive officers by (2) the performance measure weight and (3) the award opportunity percentage that was achieved for each performance measure. This Committee makes award recommendations to the Board and the Board grants awards in such amounts, if any, as it deems appropriate. Awards under these plans may be deferred, at the option of the recipient, for one to five years, with interest accrued at the 5-year U.S. Treasury Bond rate.

Q:  How do we use compensation to focus management on long-term value?

A:	The Long-Term Incentive Plan focuses on long-term value.

•	Reasons for the Plan: The LTIP was approved by the shareholders in 1995. It expands DTE’s flexibility to structure compensation incentives for officers and other key employees by rewarding long-term growth and profitability in the emerging competitive electric industry. The Special Committee on Compensation independently administers the LTIP. Certain key employees of DTE and its affiliates, including Detroit Edison, may be granted stock-based compensation. Although this results in more compensation at risk, stock ownership helps attract and retain qualified employees. It also encourages employees to pursue and sustain DTE’s financial success by achieving corporate goals. The amount of stock options and restricted stock awarded to each executive was determined by reference to executive level, responsibility, retention issues and contributions to the overall success of the Company.

•	Restricted Stock: Restricted stock awards were made by this Committee in 1996. The 1996 award provided for a vesting cycle ending December 31, 1999, with actual vesting depending upon the achievement of measures related to total shareholder return, customer satisfaction and manufacturing customer price. Based upon the achievement of the measures, at December 31, 1999, 46 percent of the award vested.

In 1997, the Special Committee on Compensation assumed responsibility for the LTIP. In 1997, 1998 and 1999, restricted stock awards, with restriction periods ending on December 31, 2000, December 31, 2001, and December 31, 2002, respectively, were made. In 2000, vesting will be determined after consideration of the achievement of performance measures for the restriction period which are related to total shareholder return, customer satisfaction and production cost. In 2001, vesting will be dependent upon the achievement, for the restriction period, of those measures and a nuclear plant performance measure. In 2002, vesting will be determined after consideration of the achievement of performance measures for the restriction period which are related to total shareholder return, cash flow, nuclear plant performance and earnings growth.

•	Stock options: In 1997, 1998 and 1999, the Special Committee on Compensation awarded nonqualified stock options as part of the continuing program to link executive compensation to overall corporate performance.

Q:  How have we responded to IRS limits on deductibility of compensation?

A:	Compensation Based on Performance: Under Section 162(m) of the IRC the Company cannot deduct executive compensation over $1 million on its Federal income tax return unless it is (1) based on performance and (2) paid under a plan that meets IRC requirements. Continued reliance on performance-based compensation programs designed to fulfill future corporate business objectives at all levels of the Company is expected. Although generally these programs are designed to satisfy the requirements of Section 162(m), it may be appropriate in certain circumstances to use performance-based plans that may not meet all of the IRC requirements or for the Committee to consider deferral programs for compensation in excess of $1 million. This is particularly true during the transition to a competitive electric utility industry and the development of new businesses.

Organization and Compensation Committee

Terence E. Adderley, Chair
David Bing
Allan D. Gilmour
Eugene A. Miller
Dean E. Richardson

Summary Compensation Table

		Annual Compensation		Long Term Compensation

				Awards		Payouts

					Securities	LTIP
Name and Principal Position				Restricted	Underlying	Payouts($)
in 1999	Year	Salary($)	Bonus($)(1)	Stock Awards($)	Options(#)	(2)(3)
(a)	(b)	(c)	(d)	(f)	(g)	(h)

Anthony F. Earley, Jr.	1999	$705,193	$494,418		34,000	$127,952
Chairman of the Board,	1998	617,693	250,810	$1,160,622(5)	25,000	67,255
Chief Executive Officer	1997	498,462	151,951		25,000	33,916
and President and Chief Operating Officer (DTE and Detroit Edison)

Gerard M. Anderson	1999	$384,116	$166,553		25,000	$88,392
President and Chief	1998	311,153	110,153		10,000	70,090
Operating Officer DTE	1997	256,539	117,952		15,000	10,182
Energy Resources (DTE and Detroit Edison)

Robert J. Buckler	1999	$384,116	$166,553		25,000	$49,759
President and Chief	1998	314,384	111,222		10,000	33,627
Operating Officer DTE	1997	268,539	71,130		15,000	16,958
Energy Distribution (DTE and Detroit Edison)

Larry G. Garberding	1999	$389,615	$144,352		15,000	$71,084
Executive Vice President	1998	367,730	121,718		10,000	40,337
and Chief Financial	1997	348,001	92,178		15,000	20,364
Officer (DTE and Detroit Edison)

Douglas R. Gipson	1999	$270,962	$101,423		10,000	$42,651
Senior Vice President	1998	251,923	83,387		10,000	26,918
Nuclear Generation	1997	230,000	60,922		12,000	13,553
(Detroit Edison)

[Additional columns below]

[Continued from above table, first column(s) repeated]

All
Other
Name and Principal Position	Compensation
in 1999	($)(4)
(a)	(i)

Anthony F. Earley, Jr.	$36,985
Chairman of the Board,	26,503
Chief Executive Officer	22,540
and President and Chief Operating Officer (DTE and Detroit Edison)

Gerard M. Anderson	$21,216
President and Chief	17,969
Operating Officer DTE	15,780
Energy Resources (DTE and Detroit Edison)

Robert J. Buckler	$23,211
President and Chief	19,355
Operating Officer DTE	16,889
Energy Distribution (DTE and Detroit Edison)

Larry G. Garberding	$23,869
Executive Vice President	24,259
and Chief Financial	22,806
Officer (DTE and Detroit Edison)

Douglas R. Gipson	$16,398
Senior Vice President	15,525
Nuclear Generation	13,645
(Detroit Edison)

(1)	Includes awards for Messrs. Earley, Anderson, Buckler, Garberding, and Gipson under the SVIP and EIP, the special award described above for achieving a specific strategic goal and, for 1997, a cash award for Mr. Anderson.

(2)	Includes the value at January 22, 1998, February 23, 1999 and January 18, 2000, (the dates that performance was certified), of the portion of the 1995 and 1996 LTIP award that became unrestricted as the result of meeting the performance criteria described previously. For 1998 and 1999, includes the value of a 1997 restricted stock grant to Mr. Anderson that vested as a result of the performance of an affiliate project.

(3)	The number and value of the aggregate performance restricted stock holdings of the named officers as of December 31, 1999, based on the market value on that day without giving effect to the diminution of value attributed to restrictions on such stock, are: Mr. Earley, 53,000 shares or $1,664,531; Mr. Anderson, 25,750 shares or $808,711; Mr. Buckler, 22,000 shares or $690,938;

Mr. Garberding, 19,500 shares or $612,422 and Mr. Gipson, 12,000 shares or $376,875. The holders of restricted stock receive the same cash dividends as other shareholders owning the common stock. All restricted stock will vest in the event of a change in control of the Company.

(4)	Includes matching contributions by Detroit Edison to the Savings & Investment Plan (“SIP”). Under the SIP, which is a qualified defined-contribution plan, Detroit Edison makes matching contributions periodically on behalf of the participants. These matching contributions are limited to 6 percent of a participant’s base salary up to $160,000 for 1999. For 1999, the named individuals were credited with matching contributions of $9,600 each. During 1999, less than $500 each was reimbursed to the named individuals for the payment of taxes on the value of services provided by Deloitte & Touche LLP, which services the officers were required to use. Also includes amounts matched by Detroit Edison pursuant to the SRP. The SRP provides that up to 18 percent of compensation in excess of $160,000 may be deferred. Matching contributions are limited to 6 percent of the salary in excess of this amount. The value of the account will appreciate or depreciate based on the market value attributed to the employee’s account. SRP account balances are paid only in cash to participants upon termination of employment. For 1999, Messrs. Earley, Anderson, Buckler, Garberding and Gipson were credited with matching SRP contributions of $27,048; $11,206; $13,447; $13,777 and $6,658, respectively.

(5)	For 1998, includes an award made concurrently with Mr. Earley’s election as Chairman and Chief Executive Officer by the Special Committee on Compensation of 30,000 shares of the Company’s common stock. This award encouraged Mr. Earley to continue his employment with the Company and also furthered the Company’s policy of linking executive and shareholder interests. Because of the number of chief executive officer positions available industry-wide, the Board wanted to ensure that Mr. Earley did not leave prior to becoming Chairman and that he stayed for a reasonable period to ensure the stability of the leadership team. This award does not fully vest until August 2000. The award is valued as of March 23, 1998, the date the award was made.

Long-Term Incentive Plan — Awards in the Last Fiscal Year

			Estimated Future Payouts Under
			Non-Stock Price Based Plans($)

	Number	Performance Period	Threshold	Target	Maximum
Name	of Shares	Until Payout	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)

Anthony F. Earley, Jr.	15,000	4 years	0	$303,520	$607,040

Gerard M. Anderson	10,000	4 years	0	$207,344	$414,688

Robert J. Buckler	10,000	4 years	0	$207,344	$414,688

Larry G. Garberding	5,000	4 years	0	$103,672	$207,344

Douglas R. Gipson	3,500	4 years	0	$72,570	$145,141

The awards of restricted stock shown in the table above were made in 1999 pursuant to the LTIP. As described in the Report of the Organization and Compensation Committee, at the end of the restriction period, some or all of such shares may become non-forfeitable based on the level of satisfaction of performance. If minimum performance criteria are not met, all shares will be forfeited and the payout will be zero. Amounts shown in the table in Column (e) “Target” reflect attainment of 50 percent of the maximum performance under the vesting criteria established for the awards and are based on the average of the high and low stock price on the New York Stock Exchange Composite Index on the date of the grant.

The following table provides information about stock option grants in 1999 for the named executive officers.

Long-Term Incentive Plan - Option Grants in Last Fiscal Year

		Percent of
		Total Options
	Number of Securities	Granted to	Exercise of		Grant Date
	Underlying Options	Employees in	Base Price	Expiration	Value
Name	Granted (#)(1)	Fiscal Year	($/Sh)(2)	Date	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

Anthony F. Earley, Jr.	34,000	8.2%	$40.47	March 28, 2009	$244,120

Gerard M. Anderson	25,000	6.0%	$41.47	March 23, 2009	$179,500

Robert J. Buckler	25,000	6.0%	$41.47	March 23, 2009	$179,500

Larry G. Garberding	15,000	3.6%	$41.47	March 23, 2009	$107,700

Douglas R. Gipson	10,000	2.4%	$41.47	March 23, 2009	$71,800

(1)	Up to 25 percent of the options are exercisable one year from the date of grant, with up to an additional 25 percent exercisable on each succeeding anniversary date of the grant for the next three years; all options will expire if not exercised within ten years of the date of grant. Options may be terminated by the Company in the event that an optionee acts in a manner adverse to the Company’s best interests.

The options expire one year after the death of the optionee and up to three years after termination of employment, as may be determined appropriate by the Special Committee on Compensation. All stock options become immediately exercisable in the event of a change in control of the Company.

(2)	The exercise price of the stock options is the average of the high and low stock price on the New York Stock Exchange Composite Index on the date of grant. Stock appreciation rights were not granted in 1999.

(3)	The fair value for these options was estimated at the date of grant using a modified Black/ Sholes option pricing model — American Style, a risk-free interest rate of 5.64 percent, a dividend yield of 4.95 percent, an expected volatility of 17.28 percent and an expected life of ten years. The fair value of the options granted in 1999 was $7.18 per option. The final value of the option, if any, will depend on the future value of the common stock and the optionee’s decisions with respect to such options.

Pension Plans Table

Average	Years of Benefit Service
Final
Compensation	5	10	15	20	25	30	35	40

$250,000	$17,500	$100,000	$112,500	$125,000	$137,500	$150,000	$156,250	$162,500
300,000	21,000	120,000	135,000	150,000	165,000	180,000	187,500	195,000
350,000	24,500	157,500	175,000	192,500	210,000	218,750	227,500	236,250
400,000	28,000	180,000	200,000	220,000	240,000	250,000	260,000	270,000
450,000	31,500	202,500	225,000	247,500	270,000	281,250	292,500	303,750
500,000	35,000	225,000	250,000	275,000	300,000	312,500	325,000	337,500
550,000	38,500	247,500	275,000	302,500	330,000	343,750	357,500	371,250
600,000	42,000	270,000	300,000	330,000	360,000	375,000	390,000	405,000
650,000	45,500	292,500	325,000	357,500	390,000	406,250	422,500	438,750
700,000	49,000	315,000	350,000	385,000	420,000	437,500	455,000	472,500
750,000	52,500	337,500	375,000	412,500	450,000	468,750	487,500	506,250
800,000	56,000	360,000	400,000	440,000	480,000	500,000	520,000	540,000
850,000	59,500	382,500	425,000	467,500	510,000	531,250	552,500	573,750
900,000	63,000	405,000	450,000	495,000	540,000	562,500	585,000	607,500

Note:	The above includes benefits payable by the Detroit Edison Employees Retirement Plan (the “Retirement Plan”) as well as directly by Detroit Edison pursuant to supplemental plans. Covered compensation under the Retirement Plan was $160,000 in 1999.

Compensation used to calculate the benefits in the Pension Plans Table utilized base salaries plus lump sums in lieu of base salary increases for the Retirement Plan portion of the calculation, and base salaries plus lump sums in lieu of base salary increases and SVIP lump sums for the Management Supplemental Benefit Plan (“MSBP”) portion of the calculation. The 1999 amounts for Messrs. Earley, Anderson, Buckler, Garberding and Gipson were $812,054; $437,946; $438,504; $453,232 and $314,545, respectively. The plans require certain years of service before benefits under the plans vest with the individual. Under all plans, Messrs. Earley, Anderson, Buckler, Garberding and Gipson have 6, 6, 26, 10 and 12 actual years of service, respectively. Messrs. Earley, Garberding and Gipson have 15, 25 and 14 years, respectively, of additional awarded service for the purpose of calculating benefits under the MSBP. Mr. Earley’s eligibility for the additional awarded service is subject to his meeting the eligibility requirements of the MSBP. The benefits are calculated based upon age, years of service (actual and, for MSBP, awarded), final average compensation, management position at retirement and payment option selected. Such benefits are not subject to any deductions for Social Security benefits.

Stock Performance Graph

Comparison of Five Year Cumulative Shareholder Return
Value of $100 Invested December 31, 1994
(Includes Reinvested Dividends)

[LINE GRAPH]

	DTE	S&P	DJEUIG

1994	100.00	100.00	100.00
1995	141.68	137.55	131.57
1996	141.94	169.12	132.86
1997	162.96	225.52	168.05
1998	212.91	289.96	192.24
1999	164.99	350.62	161.85

	1994	1995	1996	1997	1998	1999

DTE	$100.00	$141.68	$141.94	$162.96	$212.91	$164.99

S&P	$100.00	$137.55	$169.12	$225.52	$289.96	$350.62

DJEUIG	$100.00	$131.57	$132.86	$168.05	$192.24	$161.85

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against Standard & Poor’s 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. DTE chose the Dow Jones Electric Utility Industry Group for this comparison. The graph assumes an initial investment of $100 on December 31, 1994, in DTE Energy common stock, the S&P 500 Index and the Dow Jones Electric Utility Industry Group.

Miscellaneous Employment Matters

In 1995, irrevocable trusts were established to provide a source of funds to assist DTE and Detroit Edison in meeting their liabilities under certain director and executive compensation plans described previously. DTE and Detroit Edison will make contributions to the trusts from time to time in amounts determined in accordance with the provisions of the trusts sufficient to pay benefits when due to participants under such plans. Notwithstanding the trusts, these plans are not qualified or funded and amounts on deposit in the trusts are subject to the claims of DTE or Detroit Edison, as the case may be, general creditors.

In 1997, the Company entered into Change-in-Control Severance Agreements with certain officers including Messrs. Earley, Anderson, Buckler, Garberding and Gipson. These agreements provide for severance compensation in the event that the named executives are terminated (actually or constructively) as a result of, and within two years of, a change in control of the Company. Generally, a change in control occurs for purposes of these agreements if the Company is acquired by another company or merges with another company and less than 55 percent of the new company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the merger. The severance amounts would equal 300 percent in the case of Messrs. Earley, Anderson and Buckler and 200 percent in the case of Messrs. Garberding and Gipson of base salary plus target incentive payments under the SVIP and EIP. In addition, the covered executives would receive an additional two years of age and service for purposes of the MSBP. MSBP, as well as other executive benefits, would immediately vest and be payable. In 1997, the Company established a revocable trust, which is currently unfunded, to provide a source of funds for amounts that may be owing pursuant to the Change-in-Control Severance Agreements.

Messrs. Earley and Garberding have employment contracts with Detroit Edison. Mr. Earley’s contract provides that retirement benefits will be calculated to reflect a specified amount for full years of service prior to establishing eligibility in MSBP. In addition, Mr. Earley, under certain circumstances, may receive accelerated vesting of common stock granted at the time of his election as Chairman and Chief Executive Officer. Mr. Garberding’s contract provides certain benefits for retiree health and life insurance and dependent life insurance available to all employees who satisfy certain length of service requirements, which length of service requirements Mr. Garberding cannot achieve due to mandatory retirement.

Compensation Committee Interlocks and Insider Participation

The law firm of Honigman Miller Schwartz and Cohn, of which Alan E. Schwartz is a partner, provided professional services during 1999. Mr. Schwartz retired from the Board as a director in April 1999. Mr. Eugene A. Miller is an executive officer of Comerica Bank of which Mr. Earley is a director. There are no interlocks with any other member of the Organization and Compensation Committee or any member of the Special Committee on Compensation.

Item 2.  Ratification Of Appointment Of Independent Auditors

Subject to ratification by the shareholders, the board of directors has appointed Deloitte & Touche LLP as independent auditors of DTE for the year 2000. Deloitte & Touche LLP has performed this function since 1995.

Deloitte & Touche LLP has advised DTE that it is independent with respect to DTE and all of its affiliates within the rules and regulations of the SEC.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

Item 3.  Other Information

As to Other Business Which May Come Before the Meeting

Management of DTE does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

2001 Annual Meeting of Shareholders

•	Action from the floor: Under the Company’s Bylaws, if a shareholder wishes to ask the shareholders from the floor to consider business at an annual meeting, or to nominate a candidate for director from the floor at the meeting, the shareholder must give notice and certain information to the Corporate Secretary not less than 60 nor more than 90 days prior to the date of the annual meeting. The Company’s Bylaws also provide that the annual meeting of shareholders will be held on the fourth Wednesday of April in each year or at such other date as may be fixed by the board of directors. When the date for an annual meeting is fixed by the board of directors, it will be announced as soon as practicable after the date is fixed. (Also see page 9 for additional information on recommendations for nominations from shareholders.) These dates do not apply to shareholder proposals for inclusion in the Proxy Statement which are discussed below. Specific information regarding this requirement can be obtained from the Corporate Secretary of DTE.

•	Shareholder Proposals: Shareholder proposals to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting must be received by the Corporate Secretary of DTE at its principal business address no later than 5 p.m. Detroit time on November 13, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates with the SEC and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company’s directors and officers regarding the necessity of filing a report, the Company believes that during 1999 all filing requirements were met on a timely basis.

Solicitation of Proxies

The Company paid $8,500 plus out-of-pocket expenses to Morrow & Co., Inc. to help distribute proxy materials and solicit votes. DTE will pay the cost to solicit proxies, which will be done mainly by mail. Directors and officers of DTE and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of DTE are considered to be of the greatest importance by your management. Even though you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the internet. If you will do so now, the Company will be saved the expense of follow-up notices.

[MAP]

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares	Value	Number of Securities Underlying	Value of Unexercised
(a)	Acquired on	Realized	Unexercised Options at Fiscal	In-the-Money Options at
	Exercise(#)	($)	Year End(#)	Fiscal Year-End
	(b)	(c)	Exercisable/Unexercisable	($)
			(d)	Exercisable/Unexercisable
				(e)(1)

Anthony F. Earley, Jr.	0	0	18,750/65,250	$36,375/$36,375

Gerard M. Anderson	0	0	10,000/40,000	$21,825/$21,825

Robert J. Buckler	0	0	10,000/40,000	$21,825/$21,825

Larry G. Garberding	0	0	10,000/30,000	$21,825/$21,825

Douglas R. Gipson	0	0	8,500/23,500	$17,460/$17,460

(1)	The year-end values represent the difference between the exercise price and the average of the high and low stock price on the New York Stock Exchange Composite Index on December 31, 1999. “In-the-money” means that the fair market value of the stock is greater than the option’s exercise price on the valuation date.

Vote by Telephone

Have your voting instruction form
available when you call the Toll-Free
number 1-800-250-9081 using a
Touch-Tone phone. You will be
prompted to enter your control number
and then you can follow the simple
prompts that will be presented to you
to record your vote.

Vote by Internet

Have your voting instruction form
available when you access the website
http://www.votefast.com. You will be
prompted to enter your control number
and then you can follow the simple
prompts that will be presented to you
to record your vote.

Vote by Mail

Please mark, sign and date your voting instruction form and return it in the postage paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, Pennsylvania 15230.

Vote By Telephone	Vote By Internet	Vote by Mail

Call Toll-Free using a	Access the Website and	Return your form

Touch-Tone phone	Cast your vote	in the Postage-Paid

1-800-250-9081	http://www.votefast.com	envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone and internet vote must be received by 11:59 p.m. eastern daylight time on April 11, 2000 to be counted in the final tabulation.
If you vote by telephone or internet, please do not send your voting instruction form by mail.

Your Control Number is:

Voting instruction form must be signed and dated below
\/Please fold and detach card at perforation before mailing\/

DTE ENERGY COMPANY	Confidential Voting Instructions

This voting instruction form is sent to you on behalf of the Board of Directors of DTE Energy Company. Please complete this form on the reverse side, sign your name exactly as it appears below, and return it in the enclosed envelope.

I, as a participant in the DTE Energy Company Savings & Investment Plan, hereby direct Fidelity Management Trust Company, as Trustee for the DTE Energy Company Savings & Investment Plan, to vote all of the shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Friday, April 14, 2000, and at all adjournments thereof, upon the matters set forth below and upon such other matters as may come before the meeting.

Only the Trustee can vote your shares, and the trustee only votes shares for which the Trustee has received voting instructions. Your shares cannot be voted in person at the Annual Meeting. How you vote these shares is confidential. The Trustee will not disclose how you have instructed the Trustee to vote.

Sign here as name appears to the left.

______________________________________________ Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc. give full title as such.

Date: , 2000

Voting instruction form must be signed and dated on the reverse side.
\/Please fold and detach card at perforation before mailing\/

The Trustee is directed to vote as specified below.   If you return this card properly signed but do not otherwise specify, your shares will be voted FOR the proposals specified below. If you do not sign and Return this form or vote by telephone or internet, the shares credited to your account will not be voted by the Trustee.

Election	Nominees	(01)	William C. Brooks	1.	Election of	For	Withheld

of Directors:	are:	(02)	John E. Lobbia		Directions	[_]	[_]

		(03)	Eugene A. Miller

		(04)	Charles W. Pryor, Jr.
						For	Against	Abstain

*To withhold vote from any Nominee(s), write the name(s) above				2.	Independent Auditors	[_]	[_]	[_]

[DTE Energy Logo]

      This Proxy is solicited on behalf of the Board of Directors.

      P R O X Y
By signing on the other side, I (we) appoint Terence E. Adderly, Lillian Bauder and either of them, as proxies to vote my (our) shares of Common Stock at the Annual Meeting of Shareholders to be held on Friday, April 14, 2000, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

      If you sign and return this proxy, the shares will be voted as directed. If no direction is indicated, the shares will be voted FOR Proposals 1 and 2. Unless you have voted by telephone or internet, or have returned a signed proxy, your shares cannot be voted for you.

Record Vote and Sign on Reverse Side

P R O X Y

Election of Directors:  Nominees are  (01)   William C. Brooks   (02)   John E. Lobbia
                                      (03) Eugene A. Miller      (04) Charles W. Pryor, Jr.

*To withhold vote from any Nominee(s), write the name(s) above.
Your Board of Directors recommends a vote FOR Proposals 1 & 2

1. Election of Directors           *For           Withheld
                                    [ ]             [ ]
2. Independent Auditors             For           Against      Abstain
                                    [ ]             [ ]          [ ]

The signature(s) below should correspond exactly with the
Name(s) as shown on the left.  Where stock is
Registered jointly in the names of two or
more persons.  ALL should sign.  When
signing as Attorney, Executor,
Administrator, Trustee, Guardian, or as
Corporate Officer on behalf of a
corporation, please give full title as
such.

-----------------------------------------------------------------

-----------------------------------------------------------------
Signature(s)                                              Date

Please detach proxy at perforation before mailing.
If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone	Vote By Internet	Vote By Mail

Call Toll-Free using a	Access the Website and	Return your proxy in the

Touch-Tone phone	cast your vote	postage-paid envelope

1-800-250-9081	http://www.votefast.com	provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on April 13, 2000, to be counted in the final tabulation.

Your control number is [                                                ]

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Election Services, P.O. Box 535600, Pittsburgh, Pennsylvania 15253.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11: 59 p.m. eastern daylight time, April 13, 2000, will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.

[Detroit Edison Letterhead]

March 13, 2000

Dear Fellow Shareholder:

As a participant in The Detroit Edison Company’s Savings & Investment Plan, you own shares of DTE Energy common stock. As in the past, you are entitled to direct Fidelity Management Trust Company to vote on your behalf at the April 14 Annual Meeting of the DTE Energy Company common stock shareholders. Use the enclosed form to show how you would like Fidelity to vote.

Shareholders will be voting on two issues at the April meeting. They will be asked to elect four members to the Company’s Board of Directors and ratify the appointment of Deloitte & Touche LLP as independent auditors for 2000.

By completing the voting form enclosed, you will be participating in an important decision-making process. If you do not complete the form, your shares will not be voted.

Please take the time to review the instructions provided, complete the form, and return it in the enclosed envelope.

Sincerely,

/s/ Tony Earley

Enclosure

Susan M. Beale

Vice President and Corporate Secretary

DTE Energy Company
2000 2nd Ave., Detroit, MI 48226-1279
Tel: 313.235.4000

[DTE ENERGY LOGO]

March 17, 2000

Dear Fellow Shareholder:

2000 Proxy Statement of DTE Energy Company

You previously received DTE Energy’s 2000 Proxy Statement concerning the April 14, 2000 Annual Meeting of Shareholders.

We have discovered that our Proxy Statement failed to contain information concerning the year-end value of DTE Common Stock options held by the officers named in the Proxy Statement. The required information appears on the reverse side of this letter. It would have appeared in the Proxy Statement following the information on page 18.

We have asked Fidelity, as trustee of the Savings Plans, to enclose another copy of the Proxy Statement as well as another voting instruction form. If you have not yet voted, please return one of the forms you have received or vote using the internet or by telephone. If you have already voted and do not wish to change your vote, no further action is required on your part.

I apologize for this error.

Very truly yours,

/s/ SUSAN M. BEALE

Enc.

Susan M. Beale
Vice President and Corporate Secretary

DTE Energy Company
2000 2nd Ave., Detroit, MI 48226-1279
Tel: 313.235.4000

[DTE ENERGY LOGO]

March 17, 2000

Dear DTE Energy Company Shareholder:

2000 Proxy Statement of DTE Energy Company

Following the printing of the enclosed Proxy Statement, we discovered that we had failed to include information concerning the year-end value of DTE Common Stock options held by the officers named in the Proxy Statement. The required information appears on the reverse side of this letter. It would have appeared in the Proxy Statement following the information on page 18.

I apologize for this error.

Very truly yours,

/s/ SUSAN M. BEALE

Enc.

Susan M. Beale
Vice President and Corporate Secretary

DTE Energy Company
2000 2nd Ave., Detroit, MI 48226-1279
Tel: 313.235.4000

[DTE ENERGY LOGO]

March 17, 2000

Dear DTE Energy Company Shareholder:

2000 Proxy Statement of DTE Energy Company

You previously received DTE Energy’s 2000 Proxy Statement concerning the April 14, 2000 Annual Meeting of Shareholders.

We have discovered that our Proxy Statement failed to contain information concerning the year-end value of DTE Common Stock options held by the officers named in this Proxy Statement. The required information appears on the reverse side of this letter. It would have appeared in the Proxy Statement following the information on page 18.

We have enclosed another copy of the Proxy Statement as well as another proxy card with voting instructions. If you have not yet voted, please return one of the proxy cards you have received or vote using the internet or by telephone. If you have already voted and do not wish to change your vote, no further action is required on your part.

I apologize for this error.

Very truly yours,

/s/ SUSAN M. BEALE

Enc.